Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
LISTED FUNDS TRUST
FUND SERVICING AGREEMENT
    THIS AMENDMENT, effective as of the last date on the signature page (the “Effective Date”), to the Fund Servicing Agreement, dated as of April 25, 2019 (the “Agreement”), as amended, is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties wish to add services applicable to mutual funds (each a “Fund Series”, and collectively with each ETF Series, “Fund(s)”) to the Agreement;

WHEREAS, the parties desire to amend Exhibit 4 of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1, The following is hereby added to Section 1:

The services and duties of Fund Services as transfer agent on behalf of each Fund Series are described in Schedule IV attached hereto. For the avoidance of doubt Schedule I applies only to ETF Series.

2. The following is hereby added to Section 2:

The services and duties of Fund Services as administrator on behalf of each Fund Series are described in Schedule IV attached hereto. For the avoidance of doubt Schedule II applies only to ETF Series.

3. The following is hereby added to Section 3:

The services and duties of Fund Services as accountant on behalf of each Fund Series are described in Schedule IV attached hereto. For the avoidance of doubt Schedule III applies only to ETF Series.

4. Exhibit 4 is hereby superseded and replaced in its entirety with Exhibit 4 attached hereto.

5. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

LISTED FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kacie Briody	By:	/s/ Elizabeth Scalf
Name:	Kacie Briody	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	5/15/2026	Date:	5/15/2026

EXHIBIT 4
Listed Funds Trust Fund Servicing Agreement
List of Funds

Name of ETF Series
Overlay Shares Small Cap Equity ETF
Overlay Shares Municipal Bond ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Short Term Bond ETF
Overlay Shares Hedged Large Cap Equity ETF

Name of Fund Series
Overlay Shares Enhanced Equity Fund
Overlay Shares Hedged Equity Fund

Fee Schedule Applicable to ETF Series
Based upon the Average Net Assets per Fund

	First $250 Million	Next $250 Million	Next $2 Billion	Balance	Minimum Fee per Fund
Fund Administration & Fund Accounting	[...] bps	[...] bps	[...] bps	[...] bps	Funds 1-5 - $[...] Funds 6-10 - $[...] Funds 11+ - $[...]
Note: Additional fee of $[...] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor; Additional fee of $[...] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.

Annual Base Fees include the following services:
•Fund Administration: Adviser Information Source (On-line access to portfolio management and compliance information); Daily Performance Reporting (pre and post-tax fund and/or sub-advisor performance reporting.); Income Distribution Calculations and Payments (Limited to twelve), additional estimates to be negotiated ad-hoc; Core Tax Services (M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes for fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC, Prepare Annual TDF FBAR filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two), and cooperation with fund auditor).
•Fund Accounting: Maintain security master file and portfolio records; NAV calculation; reconciliation services; expense processing and reporting; maintain tax lot detail;
•ETF Services: Basket calculation and dissemination, 6c-11 support reporting, ETF transfer agent services including order management and processing, communication with authorized participants, creation/redemption of ETF shares, ETF unit reconciliation with DTCC
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Multiple Series Trust Fees
Annual Trust Chief Compliance Officer Services
•$[...] for the first fund
•$[...] for each additional fund
•$[...] per sub-adviser per fund (capped at $[...] per sub-adviser over the fund complex)
•For more than one fund, fees will be aggregated and allocated equally

Regulatory Administration Services
Services in support of fund legal counsel. Fund legal counsel fees are not included.
Initial Registration Services
•Regulatory Administration Services - $[...]/fund or as negotiated
•Additional fee of $[...] per sub-adviser for multi-managed funds
Fund startup and registration service fees are billed 50% following the selection of Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC.

Annual Regulatory Administration Services
•$[...] for one to three funds in the same statutory prospectus and statement of additional information (SAI)
•Additional fee of $[...] per fund for each additional fund after the first three funds
•Additional fee of $[...] per document for each additional separate statutory prospectus or SAI
•
Additional Regulatory Administration Services
•Subsequent new fund registration – $[...] per fund base fee, plus additional as negotiated due to project complexity
•Other projects are negotiated upon specific requirements, including reorganizations, proxies, exemptive applications, and expedited filings

ETF Services
Fixed AP Fee
TBD per fund

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration facilitation of payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[...] per year, per Fund

Optional Services

Description	Activity Charges
ETF Stock Splits/Mergers/Liquidations/Conversions	$[...] per event
ETF Slippage Calculations	$[...] per fund

Additional Services
Fund Administration and Fund Accounting Services
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
•$[...] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
•$[...]- Bank Loans
•Derivative Instruments are generally charged at the following rates:
–$[...] – Interest Rate Swaps, Foreign Currency Swaps
–$[...] – Swaptions
–$[...] – Credit Default Swaps
•$[...] Intraday money market funds pricing, up to 3 times per day
•$[...] per Month Manual Security Pricing (>25per day)

Note: Prices are based on using Fund Services’ primary service provider which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules are subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
•$[...] per Foreign Equity Security per Month for Corporate Action Services
•$[...] per Domestic Equity Security per Month for Corporate Action Services
•$[...] per CMO and Asset Backed Security per Month for Factor Services
•$[...] per Fixed Income Security per Month for ETF Income Projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[...] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[...] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[...] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes
•$[...] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[...] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[...] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

Regulatory Filing Requirements
•Form N-PORT – $[...] per year, per Fund
•Form N-CEN – $[...] per year, per Fund
•Tailored Shareholder Reporting - $[...] per year, per fund (first class), $[...] per year for each additional class
Optional Daily Post-Trade Compliance Reporting Services
•$[...] for the first fund per fund complex
• $[...] for each additional fund
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[...]
Full Derivatives User (no OTC derivatives)	$[...]
Full Derivative User (with 1-5 OTC derivatives)	$[...]
Full Derivative User (with 5 or more OTC derivatives)	$[...]
Closed Fund Data Maintenance Fee	$[...]
FTP Data Transmission – One-Time Setup Fee	$[...]
FTP Data Transmission – Monthly Service Fee	$[...]
*Additional fees may apply from index providers

Section 15(c) Reporting
•$[...] per fund per standard reporting package for annual 15(c) meeting*
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Rule 2a-5 Supplemental Services:

Percentage of individual Level 2 instruments held by a Fund	Monthly Fee for Such Fund
5% or less	$[...]
More than 5% but less than 25%	$[...]
25% or more	$[...]

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Material Services:
Comprehensive Digital Services

Description	Annual Price (USD)
Base Fee	$[...]
Per User Fee*	$[...]
Per Separate Committee** Fee	$[...]
* Per user fee applies to all users.

** A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

***This annual price is charged at the trust level and will be allocated accordingly.

Administrative Services – C-Corporations
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
Transfer In-Kind Services
•Secondary Books for Cost Basis Tracking – $[...] per sub-account per year
ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[...] per year per fund.
Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[...] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[...] per fund
Tax Reporting – Controlled Foreign Corporations (CFCs)
Prepare book-to-tax adjustments & Form 5471– $[...] per year
Optional Tax Services
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
•State tax returns - (First two included in core services) – $[...] per additional return

Wash Sales Reporting Services Offering

Transactions	Annual Price (USD)
1-500	$[...]
501-15,000	$[...]
15,001-30,000	$[...]
30,001-75,000	$[...]
75,001-150,000	$[...]
150,001-250,000	$[...]
250,000+	$[...] per transaction

Fee Schedule Applicable to Fund Series
Based upon the Average Net Assets per Fund*

	First $250 Million	Next $250 Million		Balance	Minimum Fee per Fund
Fund Administration & Fund Accounting	[...] bps	[...] bps		[...] bps	$[...] per fund
	First $250 Million	Next $250 Million	Balance		Annual Service Charges
Transfer Agent	[...] bps	[...] bps	[...] bps		Base Fee per CUSIP •$[...] per CUSIP Account Charges** •$[...] per Open Account •$[...] per Open NSCC Level 3 Account •$[...] per Closed ($0 balance) Account •$[...] per Open Daily Accrual Fund Account
Note: Additional fee of $[...] for each additional class, blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor. Additional fee of $[...] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
**The pro rata fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The fee for a closed account shall be charged in the month following the month during which such account is closed.

Annual Base Fees include the following services:
•Fund Administration: Adviser Information Source (On-line access to portfolio management and compliance information); Daily Performance Reporting (pre and post-tax fund and/or sub-advisor performance reporting.); Income Distribution Calculations and Payments (Limited to twelve), additional estimates to be negotiated ad-hoc; Core Tax Services (M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes for fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC, Prepare Annual TDF FBAR filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two) and cooperation with fund auditors.
•Fund Accounting: Maintain security master file and portfolio records; NAV calculation; reconciliation services; expense processing and reporting; maintain tax lot detail;
•Transfer Agent: Telephone Calls; Voice Response Calls; Manual Shareholder Transaction & Correspondence; Omnibus Account Transaction; Daily Valuation/Manual 401k Trade; NSCC System Interface; Short-Term Trader Reporting (application used to track and/or assess transaction fees); Excessive Trader (application that monitors the number of trades that meet fund family criteria and automatically prevents trades in excess of the parameters.); 12b-1 Aging (Aging shareholder account share lots to monitor and begin assessing 12b-1 fees after a certain share lot age.)
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Multiple Series Trust Fees
Annual Trust Chief Compliance Officer Services
•$[...] for the first fund
•$[...] for each additional fund
•$[...] per sub-adviser per fund (capped at $[...] per sub-adviser over the fund complex)
•For more than one fund, fees will be aggregated and allocated equally

Regulatory Administration Services
Services in support of fund legal counsel. Fund legal counsel fees are not included.
Initial Registration Services
•Regulatory Administration Services - $[...]/fund or as negotiated
•Additional fee of $[...] per sub-adviser for multi-managed funds
Fund startup and registration service fees are billed 50% following the selection of Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC.
Annual Regulatory Administration Services
Includes preparation of annual registration statement update and mid-year supplements:
•$[...] for one to three funds in the same statutory prospectus and statement of additional information (SAI)
•Additional fee of $[...] per fund for each additional fund after the first three funds
•Additional fee of $[...] per document for each additional separate statutory prospectus or SAI
Additional Regulatory Administration Services
•Subsequent new fund registration – $[...] per fund base fee, plus additional as negotiated due to project complexity
•Subsequent new share class registration – $[...] per project for a single class, plus additional as negotiated due to project complexity
•Other projects are negotiated upon specific requirements, including reorganizations, proxies, exemptive applications, and expedited filings

Additional Services
Fund Administration and Fund Accounting Services
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
•$[...] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
•$[...]- Bank Loans
•Derivative Instruments are generally charged at the following rates:
–$[...] – Interest Rate Swaps, Foreign Currency Swaps
–$[...] – Swaptions
–$[...] – Credit Default Swaps
•$[...] Intraday money market funds pricing, up to 3 times per day
•$[...] per manual Security Pricing per Month (>25 per day)
Note: Prices are based on using Fund Services’ primary service provider which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules are subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
•$[...] per Foreign Equity Security per Month for Corporate Action Services
•$[...] per Domestic Equity Security per Month for Corporate Action Services
•$[...] per CMO and Asset Backed Security per Month for Factor Services
•$[...] per Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[...] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[...] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[...] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes
•$[...] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[...] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[...] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.
Regulatory Filing Requirements
•Form N-PORT – $[...] per year, per Fund

•Form N-CEN – $[...] per year, per Fund
•Tailored Shareholder Reporting - $[...] per year, per fund (first class), $[...] per year for each additional class
Optional Daily Post-Trade Compliance Reporting Services
•$[...] for the first fund per fund complex
•$[...] for each additional fund
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[...]
Full Derivatives User (no OTC derivatives)	$[...]
Full Derivative User (with 1-5 OTC derivatives)	$[...]
Full Derivative User (with 5 or more OTC derivatives)	$[...]
Closed Fund Data Maintenance Fee	$[...]
FTP Data Transmission – One-Time Setup Fee	$[...]
FTP Data Transmission – Monthly Service Fee	$[...]
*Additional fees may apply from index providers
Section 15(c) Reporting
•$[...] per fund per standard reporting package for annual 15(c) meeting*
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Rule 2a-5 Supplemental Services:

Percentage of individual Level 2 instruments held by a Fund	Monthly Fee for Such Fund
5% or less	$[...]
More than 5% but less than 25%	$[...]
25% or more	$[...]

Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Material Services:
Comprehensive Digital Services

Description	Annual Price (USD)
Base Fee	$[...]

Per User Fee*	$[...]
Per Separate Committee** Fee	$[...]
* Per user fee applies to all users.

** A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

This annual price is charged at the trust level and will be allocated accordingly.

Administrative Services – C-Corporations
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[...]
Transfer In-Kind Services
•Secondary Books for Cost Basis Tracking – $[...] per sub-account per year
ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[...] per year per fund.
Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[...] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[...] per fund
Tax Reporting – Controlled Foreign Corporations (CFCs)
Prepare book-to-tax adjustments & Form 5471– $[...] per year
Optional Tax Services
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
•State tax returns - (First two included in core services) – $[...] per additional return

Transfer Agent Services
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
•$[...] per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)
•$[...] per transfer to successor trustee
•$[...] per participant distribution (Excluding SWPs)
•$[...] per refund of excess contribution
•$[...] per reconversion/recharacterization

Additional Shareholder Paid Fees
•$[...] per outgoing wire transfer or overnight delivery
•$[...] per telephone exchange
•$[...] per return check or ACH or stop payment
•$[...] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
•$[...] –per fund group, Inquiry only - no transaction capabilities
•$[...] per fund group, base transactional and maintenance functionality
•Three-year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$[...]
100,000 – 999,999	$[...]
1,000,000+	$[...]
Activity Fees
Per Login	$[...] per event
Login Challenge (email or SMS Text)	$[...] per event
Inquiry	$[...] per event
Account Maintenance	$[...] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[...] per event
New Account Set-up	$[...] per event
Bank Verification Attempt	$[...] per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Digital Investor Institutional

Primary users are institutional investors where there may be a need for a trade placement with a secondary and independent approval for trade submissions by your institutional investors.

•Implementation - $[...]
•Annual site minimum (up to 250 users) - $[...]
•
•Additional Users:
•251 – 500 users - $[...] per user
•501 – 1000 users - $[...] per user
•
Implementation = 3-4 months. Custom requests will be estimated and billed at the prevailing rate.

Informa Shareholder Electronic Statement Services

	Initial Setup (Development & Implementation of Electronic Confirm Statements)	Per Statement (Document Loading, Storage, and Access)	Per Suppressed Statement (Document Consent Processing, Suppression, and Notification)
Electronic Confirm Presentation eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.	$[...]	$[...]	$[...]
Electronic Investor Statement Presentation eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.	$[...]	$[...]	$[...]
Electronic Tax Presentation eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.	$[...]	$[...]	$[...]
Electronic Compliance Presentation eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.	$[...]	$[...]	$[...]
Related Digital Investor Fees
•View Consent Enrollment – $[...] per transaction
•Consent Enrollment – $[...] per transaction
•View Statements – $[...] per view
Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three-year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[...] per document per year for three years and greater, if desired
•Digital Investor customization charges apply.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery – $[...] per year
•Per Record Charge
–Rep/Branch/ID – $[...]
–Dealer – $[...]
•Price Files – $[...] per record or $[...] per user per month, whichever is less

SS&C Vision
Online account access for broker/dealers, financial planners, and RIAs.

•Account inquiry
–Inquiry - $[...] per event
–Vision ID - $[...] per month per ID
•Transaction Processing*
–Implementation Fee - $[...] per Management Company
–Transaction – purchase, redeem, and exchange - $[...] per event
–Monthly Minimum Charge - $[...] per month
•Electronic Statements*
–Implementation- $[...] per fund group
–Load charges-$[...] per image
–Archive charge (for any image stored beyond 2 years)-$[...] per document
*Vision ID and event charges also apply.
•Threatmetrix Services – MFA Annual Product Fee:

Description	Annual Price
Below 1000 IDs	$[...]
1000-3450 IDs	$[...]
3451 IDs and above	$[...]
Electronic Correspondence
Upon consent from shareholder, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$[...] per email
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
–Standard ad-hoc select: $[...] per file
–Custom coded data for recurring, scheduled delivery: $[...] per hour consultation and programming development
–Support: $[...] per file per month for recurring files/reports scheduled for delivery.
–Recurring files scheduled for delivery via Pivot or Managed File Services
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
–Setup: $[...] one-time fee
–Support: $[...] per file per month
Chat Services
•Implementation Fee – $[...]
•Monthly Fee – $[...] per month
•Per Chat Fee – $[...] per chat or $[...] per minute of chat
Virtual Assistant
•$[...] Implementation Fee
•$[...] per month administration fee
•
Electronic Form Delivery and Signature Capture
•Implementation fee – $[...] (includes 15 forms)
•Additional setup fee – $[...] for each additional form and email template
•Form and fund logo modifications – $[...] per form, $[...] per updated Fund Logo
•Monthly minimum fee – $[...] per month
•Per electronic envelope Fee – $[...]

Recordkeeping Application Access

	Implementation Fee	Per Month Fee
Internet VPN Infrastructure to allow for application accessibility to host systems and file transfers	$[...]	$[...]
Physical Network Infrastructure to allow for application accessibility to host systems and file transfers	Cost varies depending upon location and bandwidth	Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.	$[...]	$[...]
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.	$[...]	$[...] per ID
TA2000 SmartDesk (Web Application to TA2000 Mainframe) Account inquiry only.	$[...]	$[...] per ID
Automated Work Distributor (AWD) Image and workflow application	$[...]	$[...] per ID
Same Day Cash Management (SDCM) Fund level transaction and cash reporting.	$1,500	$[...] per ID
PowerSelect SQL database used for ad hoc reporting from the shareholder recordkeeping system.	N/A	$[...]
Programming Services
•$[...] - $[...] per hour (subject to change. Based upon type of programming that is being requested)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
–Fund setup programming (transfer agent system, statements, options, etc.)
–Customized service development
–Voice response system setup (menu selections, shareholder system integration, testing, etc.)
–All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
•$[...] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$[...] setup per fund group
•$[...] per month administration

•$[...] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$[...] per fund group per month
Call Tracking and Integration (CTI) Reporting
•Integrated custom detailed call reporting – $[...] per monthly report
Literature Fulfillment Services
•Account Management/Database Administration
–$ [...] per month
–$ [...] per SKU - Receiving
–$ [...] per order - Order Processing
–$ [...] per month per location - Skid Storage
–$ [...] per SKU - Disposal
•Inbound Tele servicing Only
–$ [...] per month Account Management (OR)
–$ [...] per call, Call Servicing
•Lead Source Reporting
–$ [...] per month
•Closed Loop Reporting
–$ [...] per month, Account Management
–$ [...] per fund group, Database Installation, Setup
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$[...] per Month
Fund Event* Services
•Programming & File Delivery – $[...]/hour
•Project Management/Analysis – $[...]/hour
•Account Data Retention – $[...]/account/month until purged*
•CUSIP Data Retention – $[...]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged on the first of July after retention requirements have been fulfilled.
CUSIP Setup
•CUSIP Setup beyond the initial CUSIP – $[...] per CUSIP
•Expedited CUSIP Setup – $[...] per CUSIP (Less than 35 days)
Fund Characteristic Change
•Fund Name Change – $[...] per fund/ per change
•Fund CUSIP Change – $[...] per fund/ per change

Liquid Strategies, LLC

By: /s/ Adam Stewart
Name: Adam Stewart
Title: Partner
Date: 05/14/2026

Schedule IV
Services for Fund Series
CORE SERVICES FOR BOTH FUND SERIES

I.Fund Administration & Portfolio Compliance Services

A.General Fund Administration

1.Act as a liaison among Fund Service providers.

2.Supply non-investment-related statistical and research data as requested

3.Digital Board Services as described in Schedule V

4.Coordinate the Trust’s Board communications, such as:

a.Prepare meeting agendas and resolutions, with the assistance of Fund counsel.

b.Prepare reports for the Board based on financial, tax and administrative data.

c.Assist with the information provision to the Funds’ independent registered public accounting firm (“IRPAF”).

d.Monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.

e.Prepare minutes of meetings of the Board, audit committee, and Fund shareholders subject to the review and approval of the Board and legal counsel for the Funds.

f.Calculate dividends for review, approval, and ratification by the Board and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

g.Attend Board meetings (including audit committee meetings) and present materials for the Board’s review at such meetings.

h.If and for so long as the Trust has elected to use the Comprehensive Digital Services as described in Schedule V post materials to the Board’s web portal (Diligent).

5.Audits/Examinations:

a.For the annual Fund audit, prepare appropriate schedules and materials. Provide requested information to the IRPAF and facilitate the audit process.

b.For SEC or other regulatory examinations, provide requested information to the Trust to assist the examination process.

6.Pay Fund expenses upon written authorization from the Trust.

7.Keep the Trust’s governing documents, including its charter, bylaws and minutes, but only to the extent such documents are provided to Fund Services by the Trust or its representatives for safe keeping.

B.Compliance Support:

1.Regulatory Compliance Support

a.Test compliance with portfolio holdings limitation under applicable 1940 Act requirements on a quarterly basis.
b.Test on a quarterly basis each Fund’s compliance, on a post-trade basis, with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”) included in its registration statement on Form N-1A (or similar documents) filed with the SEC (“Registration Statement”). Provide the results of such testing to the Trust.

c.Provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Fund Services’ compliance program as it relates to the Trust, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein or to broaden any duties or obligations of Fund Services set forth here.

d.In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act, Fund Services will provide the Trust’s Chief Compliance Officer with reasonable access to Fund Services’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in Rule 38a-1) involving Fund Services that affect or could affect the Trust or any Fund.

2.SEC Registration and Reporting Support:

a.Assist Fund counsel with respect to filings of the Registration Statement.

b.Assist Fund counsel in the preparation and filing of the annual and semiannual shareholder reports and other filings (e.g., Form N-CEN, Form N-CSR, Form N-PORT, and Rule 24f-2 notices). As requested by the Trust or any Fund, prepare and file Form N-PX and Form N-RN.

c.Coordinate the printing, filing and mailing (including delivery to intermediaries who print and mail to their own clients) of Prospectuses and shareholder reports, and amendments and supplements thereto.

d.File the fidelity bond under Rule 17g-1 of the 1940 Act.

e.Assist Fund counsel in preparation of proxy statements, repurchase offers, tender offers and information statements, as requested by the Funds.

f.Prepare the tailored shareholder reports.

g.While Fund Services shall assist in the preparation and filing of the materials noted above, the Trust acknowledges and agrees that Fund Services is not ultimately responsible for the content of such materials and shall not be held to be the maker of statements or opinions in any such materials unless Fund Services expressly agrees in a writing to be filed with such materials.

3.IRS Compliance Support:

a.Test on a quarterly basis the Fund’s status as a regulated investment company under Subchapter M of the Code, including review of the following:

i.Diversification requirements.

ii.Qualifying income requirements.

iii.Distribution requirements.

b.Calculate required annual excise distribution amounts for the review and approval of Fund management and/or its IRPAF.

C.Financial Reporting

1.Provide financial data required by the Registration Statement.

2.Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board, the SEC, and the IRPAF.

3.Assist the Trust’s custodian and fund accountants in the maintenance of the Funds’ general ledger and in the preparation of the Funds’ financial statements.

4.Compute the yield, total return, expense ratio and portfolio turnover rate of the Funds.

5.Monitor expense accruals and make adjustments as necessary; notify the Fund’s management of adjustments expected to materially affect the Fund’s expense ratio.

6.Prepare financial statements subject to review and approval from the Fund and the Fund’s auditors, which include the following items:

a.Schedule of Investments

b.Statement of Assets and Liabilities

c.Statement of Operations

d.Statement of Changes in Net Assets

e.Statement of Cash Flows (if applicable)

f.Financial Highlights

g.Financial data for inclusion in Notes to Financial Statements

7.Prepare broker security transaction summaries in accordance with Rule 31a-1(b)(9).

D.Tax Reporting

1.Prepare for the review of the IRPAF and/or Fund management the federal and state tax returns including Form 1120 RIC and applicable state returns including any necessary schedules. Fund Services will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund management and/or its IRPAF. File on a timely basis appropriate federal and state tax returns including Forms 1120/8613, with any necessary schedules.

2.Provide the Fund’s management and IRPAF with tax reporting information pertaining to the Funds, as available to Fund Services.

3.Prepare Fund financial statement tax disclosures for the review and approval of Fund management and/or the Funds’ IRPAF.

4.Prepare and file on behalf of Fund management Form 1099 NEC for payments to disinterested trustees and other qualifying service providers.

5.Monitor wash sale losses.

6.Calculate Qualified Dividend Income (“QDI”) for qualifying Fund shareholders.

7.Assist in the determination of the taxable/non-taxable nature of corporate actions.

8.Provide reports to assist the Fund with tax loss harvesting.

9.Assist with the determination of whether portfolio holdings will yield bad income.

10.Provide FATCA/FBAR reporting.

11.Respond to IRS and other tax regulatory agency notices.

12.Assist with Passive Foreign Investment Company (PFIC) monitoring.

E.If the Trust so elects, Fund Services shall provide additional services that are further described in the applicable fee schedule.

II.Fund Accounting Services

A.Portfolio Accounting Services:

1.Maintain the security master file for each Fund.

2.Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Funds’ investment adviser.

3.Track and properly reflect corporate actions (e.g., stock splits, dividends, mergers, rights issuances, spin-offs, etc.) impacting the securities positions held by the Funds.

4.As of the close of business on each day the Funds value their portfolio positions (each, a “Valuation Date”), obtain prices from a pricing source approved by the Board or its valuation designee and apply those prices to the Funds’ portfolio positions (also hereinafter referred to as “securities”). For those securities where market quotations are not readily available, the Board or its valuation designee shall determine fair value. Fund Services shall be entitled to rely on such prices and/or fair valuations without investigation or verification.

5.Identify interest and dividend accrual balances as of each Valuation Date and calculate gross earnings on investments for each accounting period.

6.Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each Valuation Date.

7.On a daily basis, reconcile cash of the Funds with the Funds’ custodian and/or prime brokerage account(s).

8.Transmit a copy of the Funds’ portfolio valuations to the Funds’ investment adviser(s) daily.

9.Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.Expense Accrual and Payment Services

1.For each Valuation Date, monitor the expense accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

2.Process and record payments for Fund expenses.

3.Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by Fund Services and the Trust.

4.Provide expense accrual and payment reporting.

C.NAV Calculation and Financial Reporting Services

1.Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Funds’ transfer agent on a timely basis.

2.Apply equalization accounting as directed by the Funds.

3.Determine net investment income (earnings) for the Funds as of each Valuation Date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each Valuation Date.

4.Determine the net asset value of the Funds according to the accounting policies and procedures set forth in each Fund's current Prospectus.

5.Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Funds.

6.Communicate to the Funds, at an agreed upon time, the per share net asset value for each Valuation Date.

7.Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

8.Prepare monthly security transactions listings for each Fund.

D.Tax Accounting Services

1.Maintain accounting records for the investment portfolio of the Funds.

2.Maintain tax lot detail for each Fund’s investment portfolio.

3.Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.

4.Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.Audit Support Services

1.Support reporting to regulatory bodies and financial statement preparation by making the Funds’ accounting records available to the Funds, the SEC, and the Funds’ independent registered public accounting firm (“IRPAF”), in each case as requested by a Fund.

2.Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Funds in connection with any certification required of a Fund pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

3.Cooperate with the Funds’ IRPAF and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such IRPAF for the expression of their opinion on the Funds’ financial statements, without any qualification as to the scope of their examination.

F.If the Trust so elects, Fund Services shall provide the Rule 2a-5 supplemental services described on, and subject to the terms and conditions of, Schedule VI.

G.If the Trust so elects, Fund Services shall provide the Rule 18f-4 supplemental services described on, and subject to the terms and conditions of, Schedule VII.

III.Transfer Agent, Shareholder & Account Services

A.Record the issuance of shares of the Trust and maintain a record of the total number of shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized shares. Fund Services shall have no obligation, when recording the issuance of Shares, to monitor the number of issued shares relative to the number of authorized shares.

B.Prepare ad-hoc reports as necessary.

CORE SERVICES SPECIFIC TO FUND SERIES

I.Blue Sky Compliance Support:

A.Prepare and file initial registrations and renewals at the Trust’s expense with state securities authorities in specific states/territories or all fifty states and territories (District of Columbia, Guam, Puerto Rico, and the U.S. Virgin Islands) as instructed by the Trust. Fund Services is not responsible for preparing or filing with the SEC or any state authority any registrations on Form D.

B.Establish sales data feeds (at the Trust’s expense) from applicable financial intermediaries with shareholder accounts for the Fund(s) to monitor daily sales activity.

C.Monitor daily sales activity from direct shareholder accounts and intermediary sales data feeds to identify U.S. jurisdictions necessitating new registrations or additional sales permits.

D.Obtain additional permits at the Trust’s expense where appropriate unless the Trust requires approval prior to obtaining additional permits.

E.Evaluate sales activity for exemptions based on sales to existing shareholders in applicable states. The Trust is responsible for instructing Fund Services regarding any additional accounts or transactions that may be eligible for an exemption.

II.Transfer Agent, Shareholder & Account Services

A.Maintain records of the accounts for each Fund shareholder including the following information: (i) name, address and United States Tax Identification or Social Security number; (ii) number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account; (iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account; and (vi) Information with respect to tax withholdings.

B.Receive and process all orders for transactions of shares in accordance with applicable statutes, rules and regulations under the 1940 Act and other relevant law, and as specified in the Fund’s Prospectus and statement of additional information (or similar disclosure documents) as filed from time to time with the SEC.

C.Process purchase and redemption orders with prompt delivery, where appropriate, of payment and supporting documentation to the shareholder based on the shareholder’s or the Fund’s custodian instructions, and record the appropriate number of shares being held in the appropriate shareholder account.

D.Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian. Calculate and impose any redemption or exchange fees as may be applicable under the Prospectus.

E.Pay proceeds upon receipt from the Fund's custodian, where relevant, in accordance with the instructions of redeeming shareholders and the terms of the Prospectus.

F.Process transfers of shares in accordance with the shareholder's instructions, after receipt of appropriate documentation from the shareholder as specified in the Prospectus.

G.Process exchanges between Funds and/or conversions between shares classes of Funds in accordance with the procedures described in the Prospectus.

H.Prepare and transmit payments, or apply reinvestments for income dividends and capital gains distributions declared by the Trust with respect to a Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions and the Prospectus.

I.Serve as the Fund’s agent in connection with systematic plans including systematic investment plans, systematic withdrawal plans, and systematic exchange plans.

J.Maintain and make changes to shareholder records, including account names, addresses and investment or withdrawal plans (e.g., systematic investment and withdrawal and dividend reinvestment), upon presentation of proper documentation.

K.Handle sales load and multi-class transaction processing, including rights of accumulation and purchases by letters of intent, in each case in accordance with the Prospectus.

L.Assist with mailing shareholder reports, Prospectuses and all other communications to shareholders required to be sent by the 1940 Act and the rules and regulations thereunder to all current shareholders of record, at intervals required by applicable law, including the 1940 Act and the rules and regulations thereunder or at the request of the Trust.

M.Collect counts from the record shareholders who are themselves financial intermediaries with clients who are Fund shareholders of beneficial interest (the “Beneficial Shareholders”) and assist such financial intermediaries to provide an adequate number of Prospectuses, shareholder reports and all other communications to Beneficial Shareholders required to be sent by applicable law, including the 1940 Act and the rules and regulations thereunder.

N.Prepare and file U.S. Treasury Department Forms 1099, 5498 and other appropriate information returns required with respect to dividends and distributions for all shareholders.

O.Provide shareholder account information upon shareholder or Fund requests and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust.

P.Provide to the Trust, promptly upon request, the Taxpayer Identification Number or other identifying information of any shareholder that purchased, redeemed, transferred or exchanged shares of the Funds, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges.

Q.Assist in monitoring shareholder transaction activity for the purposes of identifying transaction activity that may be excessive to the Funds or their shareholders as outlined in the Prospectus.

R.Execute on any directly held investor account with the Transfer Agent any instructions from the Trust to restrict or prohibit further purchases or exchanges of a Fund’s shares by a shareholder of record who has been identified by the Trust as having engaged in transactions of a Fund’s shares that violates applicable law or any policies established by the Trust for the purposes of eliminating or reducing any dilution of the value of the outstanding securities issued by the Funds.

S.Mail and/or obtain shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate federal or state authorities any taxes to be withheld on dividends and distributions paid by a Fund, all as required by applicable federal and state tax laws and regulations.

T.Provide a daily report of the total number of shares of a Fund sold in each state to enable the Trust or its agent to monitor such sales for blue sky law purposes.

U.Answer telephone calls and correspondence from Fund shareholders, securities brokers and others relating to Fund Services’ duties hereunder within required time periods established by regulation and agreed-upon service levels (as applicable).

V.Reimburse a Fund each month for all material losses resulting from “as of” processing errors for which Fund Services is responsible in accordance with Fund Services’ “as of” processing guidelines.

W.Calculate average assets held in shareholder accounts for purposes of paying Rule 12b-1 and/or shareholder servicing fees as directed by a Fund.

X.Provide service and support to financial intermediaries including trade placements, settlements and corrections.

Y.After receiving specific written authorization from an officer of the Trust, enter into an agreement on behalf of the Funds that appoints one or more designated financial intermediaries as agents of the Funds for the limited purpose of accepting orders for the purchase, exchange, and/or redemption of shares of the Funds in accordance with the Prospectus and Rule 22c-1 under the 1940 Act.

Z.In the event (i) Fund Services directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) a Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to Fund Services, or (iii) a Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to Fund Services, Fund Services will act in accordance with any applicable written instructions or procedures in effect between the Trust and Fund Services. "Legal Process Item" means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at Fund Services or a Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. Fund Services may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

AA.Fund Services agrees to reasonably cooperate with and assist the Trust with the filing by the Trust or any Fund and/or its respective officers and auditors of certifications or attestations as required by applicable law and will furnish such certifications and sub-certifications from relevant officers of Fund Services with respect to the services and recordkeeping performed by Fund Services under this Agreement as the Trust shall reasonably request. Fund Services shall also make available to the Trust on an annual basis a copy of its SOC1 report.

AB.Provide the following administrative services for accounts that are (a) a Traditional, SEP, Roth, SIMPLE, or other types of individual retirement account within the meaning of Section 408 of the Code, or (b) a "CESA,” hereby defined to mean a Coverdell educational savings account within the meaning of Section 530 of the Code (each, a “Tax Advantaged Account”), in each case only with respect to accounts for which a qualified affiliate of Fund Services is separately serving as the custodian (a “Custodied Account”) and to the extent the particular administrative service is appropriate under the Code (as hereinafter defined), subject to applicable terms and conditions of the Code, this Agreement, appropriate written procedures, account documentation and a Fund's Prospectus:

1.Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase shares of a Fund and keep appropriate records of contributions for tax reporting purposes;

2.Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

3.Send blank designation of beneficiary forms to beneficial owners of Custodied Accounts (“Participants”) and process designation of beneficiary forms completed and received from Participants in good order;

4.Process instructions received in good order for exchanges of Fund shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

5.Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

6.Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable;

7.Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, any required annual notice regarding federal tax withholding; and

8.Upon the receipt of a request to open a Custodied Account, provide appropriate account documentation to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code.

The Trust, at the reasonable request of Fund Services and in accordance with all applicable provisions of the Code, shall assist the custodian to the Custodied Accounts to transfer said accounts to a successor custodian meeting all qualifications under the Code.

AC.If the Trust so elects, Fund Services shall provide the Digital Investor, Digital Investor Institutional, Vision Electronic Statement, Chat, and INFORMATM services described on, and subject to the terms and conditions of, Schedule VIII.

AD.Mutual Fund Profile II Services

1.Duties and Responsibilities of Fund Services for MFP II Services

a.Input and maintain Fund data information into DTCC’s MFP II services for the Trust as further described below.

b.Gather Fund data from the Trust and any other such applicable sources.

c.Input pertinent data into MFP II, including CUSIP numbers, account minimums, allowable social codes, blue sky registered states, 12b-1 information, breakpoint linking rules, and other Fund information.

d.Ongoing maintenance of existing data in MFP II, including adds/deletes, as necessary.

e.Annual review of information in MFP II and remediation as needed.
f.Notify the Trust of proposed additions, deletions, or revisions of data to be included in MFP II and release such data for publication in MFP II after review and authorization by the Trust.

g.Assist the Trust in verifying the accuracy of any of the information entered into MFP II.

2.Duties and Responsibilities of the Trust for MFP II Services

a.The Trust shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

b.The Trust shall review all data that Fund Services enters, deletes, or modifies in MFP II. The Trust shall provide written confirmation to Fund Services that it has reviewed such entry, deletion, or modification, that such data is correct, and that it authorizes Fund Services to release such entry, deletion, or modification in MFP II. The parties acknowledge and agree that Fund Services will not enter any data into MFP II, or make any deletions or modifications to data in MFP II, without such written authorization.

The Trust acknowledges that Fund Services is not responsible for determining or confirming the accuracy of the information provided to Fund Services by third parties.

Schedule V

Digital Board Materials
1.Services. Fund Services shall provide one of the following supplemental digital board services to the Trust (the “Digital Board Services”) as the Fund may elect as described below:
a.Comprehensive Digital Services
i.Full access to the premium version of Diligent’s board portal, including compilation and distribution of all board materials by Fund Services.
b. Light Digital Offering
i.Compilation of all board materials by Fund Services into a PDF stored on a OneDrive site to be accessed by the Trust’s Board participants.
2.Compensation. The Trust shall pay to Fund Services fees for the Board Services selected in accordance with the fee schedules as follows:
a.Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$4,500
Per User Fee[2]	$500
Per Separate Committee[3] Fee	$500

b.Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$2,000

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
2 Per user fee applies to all users excluding any Fund Services employee who is not an officer of the Trust.
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
3.Selection of Services.
a.Comprehensive Digital Services. The selection of Comprehensive Digital Services shall be binding on the Trust for one year. Following any one year period of Comprehensive Digital Services, the Trust may select (i) Comprehensive Digital Services for an additional one year period, (ii) the Light Digital Offering, or (iii) only the basic board services provided under the Agreement.
b.Light Digital Offering. The selection of the Light Digital Offering shall be binding on the Trust for one quarter. Following any quarter for which the Trust has selected the Light Digital Offering the Trust may select (i) Comprehensive Digital Services, (ii) the Light Digital Offering for an additional quarter, or (iii) only the basic board services provided under the Agreement.

4.Third-Party Vendors.
a.The Comprehensive Digital Services are reliant upon services provided by Diligent as a third-party vendor to Fund Services, and if Fund Services shall cease to have access to the Diligent services for any reason the obligations of the parties hereto with respect to the Comprehensive Digital Services shall immediately terminate further liability.
b.The Trust agrees that it shall, and it shall cause its Board participants and other users to, comply with any terms of use established by Diligent, applicable to the use of the services and the access to any Diligent portals or electronic sites.
c.The Trust agrees that Fund Services shall not be responsible or liable for any actions or inactions of Diligent or any other third-party vendor, for any lack of access to any Diligent portal or other electronic site, or for any errors, data loss, or other cyber-security event by Diligent, at or through a Diligent maintained electronic site, or at any other third-party vendor. The Trust acknowledges that Diligent is not responsible for maintaining records of the Trust.
d.Fund Services MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR SUFFICIENCY OF ANY DATA OR OTHER INFORMATION PROVIDED THROUGH THE DILIGENT PORTALS, ANY DILIGENT ELECTRONIC SITE, OR OTHERWISE THROUGH THE COMPREHENSIVE DIGITAL SERVICES OR THE LIGHT DIGITAL OFFERING.

Schedule VI

Rule 2a-5 Supplemental Services
1.If the Trust elects to receive the Rule 2a-5 Supplemental Services, Fund Services shall provide the following services to the Funds (the “Rule 2a-5 Supplemental Services”):
A.Price Comparison Report
i.The Price Comparison Report is a monthly report showing prices from an alternative source chosen by Fund Services for certain instruments held by a Fund.
B.Back-testing and Calibration Report
i.The Back-testing and Calibration Report shows (a) the actual buy price for certain instruments held by a Fund compared to the next price used for such instrument in the Fund’s NAV and (b) the actual sale price of certain instruments held by a Fund compared to the prior price used for such instrument in the Fund’s NAV.
C.Adviser Valuation Oversight Report
i.The Adviser Valuation Oversight Report is a graphic overview of the Fund’s assets, the pricing sources used by the Fund, the types of prices used, and the preliminary fair value leveling utilized for Form NPORT.
2.The Trust shall pay Fund Services fees for the Rule 2a-5 Supplemental Services for each Fund receiving such services based upon the number of level 2 instruments (as defined by the Fund’s Topic 820 Report) held by each such Fund as a percentage of that Fund’s total positions in accordance with the following table:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$100
More than 5% but less than 25%	$200
25% or more	$300

3.The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
4.The alternative pricing information provided in the Rule 2a-5 Supplemental Services is intended for comparison purposes only. THE TRUST IS RESPONSIBLE FOR SELECTING THE PRICING SOURCES USED FOR EACH INSTRUMENT HELD BY EACH FUND FOR CALCULATING THE FUND’S NET ASSET VALUE, FOR DETERMINING THE APPROPRIATE PRICING METHODOLOGIES USED BY EACH FUND, AND FOR DETERMINING THAT THE
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from Fund Services’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

PRICES USED FOR EACH INSTRUMENT ARE APPROPRIATE. Fund Services shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source. Notwithstanding anything else in this Schedule or the Agreement to the contrary, Fund Services and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source.
5.Fund Services shall only include pricing comparison information in the Rule 2a-5 Supplemental Services from third-party sources. Fund Services shall not be responsible for (i) providing any discretionary or subjective valuation of any instrument, (ii) providing any pricing information not available from a third-party source, (iii) providing any recommendation or opinion on whether a primary price or a comparison price is appropriate, or (iv) determining the appropriate pricing source for any instrument.
6.The Trust acknowledges that it is responsible for determining the suitability and applicability of the information obtained through the Rule 2a-5 Supplemental Services. FUND SERVICES MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF INFORMATION PROVIDED IN THE RULE 2a-5 SUPPLEMENTAL SERVICES.

Schedule VII

SEC Derivatives Rule 18f-4 Supplemental Services
1.Fund Services has entered into agreements with Confluence Technologies (“Confluence”) to provide data (the “Confluence Data”) and access for the Trust to Confluence’s web platform (“Platform”) for use in or in connection with the compliance and reporting requirements under the Rule (the “Rule 18f-4 Supplemental Services”).
2.If the Trust elects to receive the Rule 18f-4 Supplemental Services, the Trust shall pay the following additional fees associated with complying with the requirements of the Rule, including the access to the third-party web platform, commencing on the date the Trust begins accessing the third-party web platform:

Offering	Price per Fund per Month*
Limited Derivatives User	$200
Full Derivatives User (no OTC derivatives)	$300
Full Derivative User (with 1-5 OTC derivatives)	$400
Full Derivative User (with 5 or more OTC derivatives)	$500
Closed Fund Data Maintenance Fee	$50
*Additional fees may apply from index providers
3.In connection with the provision of the Confluence Data and access to the Platform, Confluence requires certain provisions to be included in the Agreement. Accordingly, the Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Confluence Data and Platform, (b) not use the Confluence Data for any purpose independent of complying with the requirements of the Rule, and (c) exculpate Confluence, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the Confluence Data (including expressly disclaiming all warranties). The Trust further agrees that Confluence shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (c).
4.The Trust acknowledges that it is responsible for determining the suitability and accuracy of the information obtained through its access to the Platform. FUND SERVICES MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF FUND DATA, SYSTEMS, INDUSTRY INFORMATION AND PROCESSES ACCESSED THROUGH THE PLATFORM.
5.In the event of termination of the Rule 18f-4 Supplemental Services, the Trust shall immediately end its access to the Platform and return all codes, system access mechanisms, programs, manuals and other written information to Fund Services, and shall, to the extent reasonably technically practicable and permitted by applicable law, destroy or erase all such information on any storage medium, unless such access continues to be permitted pursuant to a separate agreement.
6.The Trust assumes exclusive responsibility for the consequences of any instructions it may give to Fund Services, for failure to properly access the Platform in the manner prescribed by Fund Services, and for the Trust’s failure to supply accurate and complete information to Fund Services.
7.The Trust must provide Fund Services with such information as is requested by Fund Services or Confluence to assist in developing the Confluence Data needed for the Trust’s obligations under the Rule. The Trust must provide Fund Services with such information as is necessary for Fund Services to provide the Trust with access to the Platform.

Schedule VIII
Digital Investor, Digital Investor Institutional, Vision Electronic Statement Service, Chat and INFORMATM
1.Services and Definitions
A.Internet Access – Internet access by shareholders to their account information and investment transaction capabilities (“Internet Service”). Internet Service is connected directly to the Fund group’s web site(s) through a transparent hyperlink. To the extent offered by the Trust, shareholders can access, among other information, account information and portfolio holdings within the Funds, view their transaction history, and purchase additional shares through the Automated Clearing House (“ACH”).
B.“InformaTM” means the system made available through DST Output, a wholly owned subsidiary of DST Systems, Inc. (“DST”).

C.“INFORMA Services” means the services that enable DST to make available certain data from DST’s TA2000® mutual fund record-keeping systems through the Internet to authorized Users available to consenting end-users (“User”, as defined below) through the systems known as Digital Investor or Digital Investor Institutional (as defined below), whereby certain electronic statements (“E-Statements”, as further defined below) may be searched, viewed, downloaded and printed. INFORMA Services also include notification to the end-user of the availability of E-Statements and storage of E-Statement documents.

D.“E-Statement” means an electronic version of daily confirms, monthly, quarterly or annual statements, and shareholder tax statements created with investor transaction data housed on DST’s TA2000® mutual fund record keeping system, with images available online via a secure web site.

E.“Vision Electronic Statement Services” – Online account access for broker/dealers, financial planners, and registered investment advisers (“RIAs”).

F.“Chat” – A web-based system to permit shareholders to engage customer service agents through Internet chat. Services offered through chat are the same as through telephone servicing and include account information, transaction history, account maintenance, purchase, liquidation, etc.

G.“Digital Investor” – An internet portal for shareholder access

H.“Digital Investor Institutional” – An internet portal for Institutional shareholder access

I.“Electronic Services” shall consist of those services set out in paragraph A through H above.

J.“End User(s)” or “User(s)” means the consenting person(s) to whom Electronic Services are made available.

2.Duties and Responsibilities of Fund Services

Fund Services shall:

A.Make the Internet Service available 24 hours a day, 7 days a week, subject to scheduled maintenance and events outside of Fund Services’ reasonable control. Unless an emergency is encountered, no routine maintenance will occur during the hours of 8:00 a.m. to 3:00 p.m. Central Time.
B.Provide installation services for Electronic Services, which shall include review and approval of the Trust’s network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between the Electronic Services site and the Fund’s web site(s) and testing the network connectivity and performance.
C.Maintain and support the Electronic Services, which shall include providing error corrections, minor enhancements and interim upgrades to the Electronic Services that are made generally available to the Electronic Services customers and providing help desk support to provide assistance to the Trust’s officers and agents with their use of the Electronic Services. Maintenance and support, as used herein, shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by Fund Services to the Electronic Services customers, as determined solely by Fund Services or (ii) maintenance of customized features.
D.Establish systems to guide, assist and permit End Users (as defined above) who access the Electronic Services from the Trust’s web site(s) to electronically perform inquiries and create and transmit transaction requests to Fund Services.
E.Address and mail, at each applicable Fund’s expense, notification and promotional mailings and other communications provided by the Fund to shareholders regarding the availability of the Electronic Services.
F.Prepare and process new account applications received through the Internet Service from shareholders determined by a Fund to be eligible for such services and in connection with such, the Fund agrees to permit the establishment of Shareholder bank account information over the Internet in order to facilitate purchase activity through ACH.
G.Provide the End User with a transaction confirmation number for each completed purchase, redemption, or exchange of the applicable Fund’s shares upon completion of the transaction. Transactions are not considered in good order, and will not be processed, until the entry of the trade and proper authorization has been completed.  If order entry or authorization occur after market close the transaction will be posted and receive the Net Asset Value for the next business day.

H.InformaTM, Digital Investor, Digital Investor Institutional, Vision, and E-Statement are provided by a third party (“Third Party Electronic Services”). Third Party Electronic Services utilize commercially reasonable encryption and secure transport protocols intended to prevent fraud and ensure confidentiality of End User accounts and transactions. Fund Services will take commercially standard actions, including periodic scans of Internet interfaces and the Electronic Services, to protect the Internet web site(s) that provide the Electronic Services and related network(s), against viruses, worms and other data corruption or disabling devices, and unauthorized, fraudulent or illegal use, by using appropriate anti-virus and intrusion detection software and by adopting such other security procedures as may be necessary.

I.Inform the Trust promptly of any malfunctions, problems, errors or service interruptions with respect to the Electronic Services of which Fund Services becomes aware.

J.Exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Trust to Fund Services in writing from time to time, and all “point and click” features of the Electronic Services relating to shareholder acknowledgment and acceptance of such disclaimers and notifications.

K.Establish and provide to the Trust written procedures, which may be amended from time to time by Fund Services with the written consent of the Trust, regarding End User access to the Electronic Services and that are reasonably designed to protect the security and confidentiality of information relating to the Funds and End Users.

L.Provide the Funds with daily reports of transactions listing all purchases or transfers made by each End User separately. Fund Services shall also furnish the Funds with monthly reports summarizing shareholder inquiry and transaction activity without listing all transactions.

M.Annually engage a third party to audit its internal controls for the Electronic Services and compliance with all guidelines for the Electronic Services included herein and provide the Trust with a copy of the auditor’s report promptly.

N.Maintain its systems and perform its duties and obligations hereunder in accordance with all applicable laws, rules and regulations.

O.Be responsible for timely and adequately notifying User via e-mail that the User’s E-Statement is available at the appropriate Internet site.

P.Ensure the E-Statement is available for the User on the Fund’s Internet site for a minimum period of twenty-four (24) months after delivery.

3.Duties and Responsibilities of the Trust

The Fund or the End User, respectively, assume exclusive responsibility for the consequences of any instructions it may give to Fund Services, its own failure to properly access the Electronic Services in the manner prescribed by Fund Services, and its failure to supply accurate information to Fund Services.

The Trust or a Fund, as applicable, shall:

A.Revise and update the applicable Prospectus(es) and other pertinent materials including, without limitation, the Fund’s website(s), and obtain all necessary consents and agreements with respect to the Electronic Services (such as user agreements with End Users), to include the appropriate consents, notices and disclosures for Electronic Services, including disclaimers and information reasonably requested by Fund Services.

B.Be responsible for designing, developing and maintaining one or more web sites for the Funds through which End Users may access the Electronic Services, including provision of software necessary for access to the Internet, which must be acquired from a third party vendor. Such web sites shall have the functionality necessary to facilitate, implement and maintain the hypertext links to the Electronic Services and the various inquiry and transaction web pages. The Funds shall provide Fund Services with the name of the host of the Funds’ web site server and shall notify Fund Services of any change to the Funds’ web site server host.

C.Provide Fund Services with such information and/or access to the Funds’ web site(s) as is necessary for Fund Services to provide the Electronic Services to End Users.

D.Promptly notify Fund Services of any problems or errors with the applicable Electronic Services of which the Trust becomes aware or any changes in policies or procedures of the Fund requiring changes to the Electronic Services.

4.Additional Representations and Warranties

The parties hereby warrant that neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible through the Electronic Services or Funds’ web site(s), as the case may be, any “back door,” “time bomb,” “Trojan Horse,” “worm,” “drop dead device,” “virus” or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation, shall be borne by such party.

5.Proprietary Rights

A.Each party acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other hereunder. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only in accordance with the provisions of this Schedule VIII. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party’s prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party’s consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

B.The Funds’ web site(s) and the Electronic Services may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party’s web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party’s web site to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the period during which this Schedule VIII is in effect. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, copyright or other proprietary right of a third party.

C.Each party agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party’s breach or threatened breach of its obligations under this Section of this Schedule VIII and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in this Section of this Schedule VIII, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereby consents to the aggrieved party seeking equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section relating to equitable relief shall survive termination of the provision of services set forth in this Schedule VIII.

6.Compensation

Fund Services shall be compensated for providing the Electronic Services selected by the Trust from time to time in accordance with the fee schedule set forth in the applicable adviser exhibit (as amended from time to time).

7.Additional Indemnification; Limitation of Liability

A.Subject to Section 2 of this Schedule, FUND SERVICES CANNOT AND DOES NOT GUARANTEE AVAILABILITY OF THE ELECTRONIC SERVICES. Accordingly, Fund Services’ sole liability to the Trust, a Fund, or any third party (including End Users) for any claims, notwithstanding the form of such claims (e.g., contract, negligence, or otherwise), arising out of the delay of or interruption in the Electronic Services to be provided by Fund Services hereunder shall be to use its best efforts to commence or resume the Electronic Services as promptly as is reasonably possible, so long as the delay or interruption was not the proximate result of Fund Services’ gross negligence or willful misconduct.

B.Fund Services shall, at its sole cost and expense, defend, indemnify, and hold harmless the Trust, each Fund and their trustees, officers, agents, and employees from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) arising out of or relating to any infringement, or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary rights based on the use or potential use of the Electronic Services.

C.If an injunction is issued against the Trust or a Fund’s use of the Electronic Services by reason of infringement of a patent, copyright, trademark, or other proprietary rights of a third party, Fund Services shall, at its own option and expense, either (i) procure for the Trust or Fund the right to continue to use the Electronic Services on substantially the same terms and conditions as specified hereunder, or (ii) after notification to the Trust or Fund, replace or modify the Electronic Services so that they become non-infringing, provided that, in the Trust’s judgment, such replacement or modification does not materially and adversely affect the performance of the Electronic Services or significantly lessen their utility to the Fund. If in the Trust’s judgment, such replacement or modification does materially adversely affect the performance of the Electronic Services or significantly lessen their utility to the Trust or Fund, the Trust may terminate all rights and responsibilities under this Schedule VIII immediately on written notice to Fund Services.

D.Because the ability of Fund Services to deliver Electronic Services is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties,

Fund Services shall not be liable for delays or failures to perform its obligations hereunder to the extent that such delays or failures are attributable to circumstances beyond its reasonable control which interfere with the delivery of the Electronic Services by means of the Internet or any of the equipment, software and services which support the Internet provided by such third parties. Fund Services shall also not be liable for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by Fund Services or its affiliates) that cause a disruption of the Electronic Services, unless Fund Services did not exercise reasonable care in following commercial standards to protect the Electronic Services.

E.Fund Services shall not be responsible for the accuracy of input material from End Users nor the resultant output derived from inaccurate input.

F.Certain Electronic Services may permit the Trust or the Fund to provision End Users. If the Trust or the Fund undertake to provision End Users, the Trust or the Fund, as applicable, shall be solely responsible for providing access to End Users, removing access for End Users, and for maintaining appropriate safeguards over access credentials for End Users. Fund Services shall not be responsible for any unauthorized or improper use of the Electronic Services by such End Users or by any other person accessing the Electronic Services through the action or inaction of the Trust, the Fund, or such End Users.

G.Notwithstanding anything to the contrary contained herein, Fund Services shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transaction via the Electronic Services or the consummation of any inquiry or transaction request not actually reviewed by Fund Services. Fund Services is entitled to reasonably presume that all information and transaction requests submitted through the Electronic Services are genuine in the absence of actual information to the contrary. Fund Services will not be liable for any loss, liability, cost or expense for reasonably following instructions communicated through the Electronic Services, including fraudulent or unauthorized instructions.

8.Warranties

EXCEPT AS OTHERWISE PROVIDED IN THIS Schedule, THE ELECTRONIC SERVICES ARE PROVIDED BY FUND SERVICES “AS IS” ON AN “AS-AVAILABLE” BASIS WITHOUT WARRANTY OF ANY KIND, AND FUND SERVICES EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ELECTRONIC SERVICES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.Duties in the Event of Termination

In the event of termination of the services provided pursuant to this Schedule VIII, (i) End Users will no longer be able to access the Electronic Services and (ii) the applicable Funds will, to the extent reasonably technically practicable and permitted by applicable law, return all codes, system access mechanisms, programs, manuals and other written information provided to it by Fund Services in connection with the Electronic Services provided hereunder, and shall destroy or erase all such information on any diskettes or other storage medium, except to the extent a Fund is required to keep copies of such records under applicable law.